UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 16, 2011
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE
SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”), was held on November 16, 2011. At the meeting, the stockholders of the Company (a) elected each of the seven director nominees proposed by the Board of Directors of the Company and (b) approved and ratified each other matter submitted for a stockholder vote at the meeting and described below.

With respect to each such matter, set forth below are, to the extent applicable, the number of votes cast for or against, the number of votes withheld, the number of abstentions and the number of broker non-votes:

Proposal No. 1 - Election of Directors.

Director Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Tunc Doluca	250,548,993	1,539,553	20,860,481
B. Kipling Hagopian	222,844,511	29,244,035	20,860,481
James R. Bergman	196,304,821	55,783,725	20,860,481
Joseph R. Bronson	251,010,968	1,077,578	20,860,481
Robert E. Grady	248,407,501	3,681,045	20,860,481
William D. Watkins	171,913,324	80,175,222	20,860,481
Frank Wazzan	198,297,040	53,791,506	20,860,481

 Proposal No. 2 - Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes
270,964,152	1,935,426	49,449	—

Proposal No. 3 - Ratification and approval of an amendment to Maxim's 2008 Employment Stock Purchase Plan to increase the number of shares of Maxim common stock reserved for issuance thereunder by 2,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
249,973,186	2,067,707	47,653	20,860,481

Proposal No. 4 - Ratification and approval of an amendment to Maxim's Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of Maxim common stock available for issuance thereunder by 7,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
155,943,459	95,410,015	735,072	20,860,481

Proposal No. 5 - Non-binding advisory vote of the compensation paid to Maxim's Named Executive Officers for fiscal year 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
184,759,474	67,140,549	188,523	20,860,481

Proposal No. 6 - Non-binding advisory vote on the frequency of future votes on compensation to Maxim's Named Executive Officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
233,406,673	3,472,115	15,122,836	86,922	20,860,481

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Cheif Financial Officer

Date: November 17, 2011